UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

REGENERX BIOPHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2011, C. Neil Lyons, Chief Financial Officer of RegeneRx Biopharmaceuticals, Inc. (the “Company”), notified the Company of his intent to resign from the Company in order to pursue a new opportunity. The Company thanks Mr. Lyons for his years of service to the Company and anticipates immediately undertaking a formal search to find a successor to Mr. Lyons.  Mr. Lyons will continue in his current position with the Company for approximately 30 days, and during such time, he will assist the Company to transition his duties to his successor.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the Company’s search for a successor to Mr. Lyons and the transition of Mr. Lyons’s duties to his successor. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are the risk that we face competition for experienced management personnel from numerous companies which may limit our ability to attract and retain a qualified chief financial officer on acceptable terms or at all. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events or outcomes. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: August 4, 2011
	By:	/s/ J.J. Finkelstein
	Name:	J.J. Finkelstein
	Title:	President and Chief Executive Officer